NEWS
2401 21st Avenue South, Suite 200, Nashville, TN 37212 (615) 297-4255 Fax: (615) 297-6240

Investor Contact:	Jeff Heavrin
Senior Vice President and Chief Financial Officer
Central Parking Corporation
(615) 297-4255
jheavrin@parking.com
CENTRAL PARKING CORPORATION REPORTS
FOURTH QUARTER AND FISCAL 2006 RESULTS
NASHVILLE, Tenn. – (December 14, 2006) – Central Parking Corporation (NYSE:CPC) today announced that operating earnings before property related gains for its fourth fiscal quarter ended September 30, 2006, increased to $11.9 million compared with $1.2 million in the same period last year. Earnings from continuing operations, which include property-related gains, for the fourth quarter of fiscal 2006 totaled $8.8 million compared with $18.1 million in the year earlier period. Pre-tax property-related gains totaled $5.6 million in the fourth quarter of 2006 compared with $37.7 million in the fourth quarter of 2005.
     Net earnings, which include property-related gains and discontinued operations, for the fourth quarter of fiscal 2006 were $9.0 million, or $0.28 per diluted share, compared with $9.2 million, or $0.24 per diluted share in the year earlier period. Total revenues for the fourth fiscal quarter were $284.9 million compared with $283.1 million in the fourth quarter of fiscal 2005. Excluding reimbursed management expenses, revenues in the fourth quarter of fiscal 2006 were $160.6 million compared with $161.5 million in the prior year period. Proceeds from property sales and cash flow from operations were used to reduce debt during the quarter by $40.8 million.
     Operating earnings before property-related gains more than doubled to $36.0 million for the twelve months ended September 30, 2006. Earnings from continuing operations increased to $33.4 million for fiscal 2006 compared with $32.1 million for fiscal 2005. Earnings from continuing operations include pre-tax property related gains of $31.9 million in fiscal 2006 compared with $53.6 million in fiscal 2005. Net earnings for fiscal 2006 increased to $27.9 million, or $0.86 per diluted share, compared with $14.3 million, or $0.39 per diluted share. Total revenues were $1.1 billion, which was approximately the same as last year. Excluding reimbursed management expenses, revenues were $641.6 million in fiscal 2006 compared with $652.8 million in the prior year.
     “We are pleased with the substantial improvement in operating earnings before property related gains for the fourth quarter and full fiscal year,” said Emanuel J. Eads, President and Chief Executive Officer. “The continued, successful execution of our strategic plan is reducing expenses and improving operating margins. For the fourth quarter, costs related to our leased and owned segment decreased $4.7 million, or 3.8% compared to the prior year period, while costs in our managed segment declined by $4.6 million, or 29.3%. General and administrative expenses decreased $2.3 million, or 11.1% compared to the fourth quarter of last year.
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Central Parking Corporation Reports Fourth Quarter and Fiscal 2006 Results

December 14, 2006
     “Our initiative to reposition the geographic footprint of the Company to concentrate on major markets and areas with higher growth potential has resulted in higher average revenues and profits from remaining locations. A total of ten domestic and four international markets have been divested over the past twelve months. In our remaining International markets, our efforts to accelerate growth were recently rewarded with three new contracts to manage parking operations at large retail malls in Colombia and Chile. We are also seeing substantial improvements in same store sales in several markets as we roll out our Operational Excellence initiative. Early results from this program, which is focused on improving revenues and reducing costs at the location level, are very promising.
     “We are making excellent progress in growing our specialty parking segments. Our expansion into the municipal market continues to be very successful as we were awarded contracts to manage 17 locations for the City of San Jose, 20 locations for the City of Long Beach, 10 locations and enforcement of 1,950 spaces for the City of Springfield, Massachusetts and a 3,300 space garage serving the Kodak Theater and a large retail mall for the City of Los Angeles. In the hospitality valet market, our USA Parking subsidiary continued its expansion with several recent wins, including contracts to provide parking services for the St. Regis in Ft. Lauderdale, the Ft. Lauderdale Hilton and the Fairmont Turnberry in Miami. We also added three valet locations in New Orleans, including the W Hotel,” said Eads.
     On November 28, 2006, the Company announced that it has retained The Blackstone Group L.P. as its financial advisor to assist the Company in exploring strategic alternatives to enhance stockholder value.
     Central Parking will hold a conference call to discuss this release tomorrow, December 15, 2006 at 10:00 a.m. Eastern time. Participants will have the opportunity to listen to the conference call over the Internet by going to the Company’s website at www.parking.com and clicking on Investor Relations or by going to www.earnings.com. Participants are encouraged to go to the selected web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on December 29, 2006.
     Central Parking Corporation, headquartered in Nashville, Tennessee, is a leading provider of parking and transportation-related services. As of September 30, 2006, the Company operated approximately 3,100 parking facilities containing approximately 1.5 million spaces at locations in 37 states, the District of Columbia, Canada, Puerto Rico, the United Kingdom, the Republic of Ireland, Chile, Colombia, Peru, Spain, Switzerland and Greece.
     This press release contains historical and forward-looking information. The words “potential,” promising,” “guidance,” “looking ahead,” “expectations,” “plan,” “assumptions,” “estimates,” “anticipates,” “goal,” “outlook,” “intend,” “plan,” “continue to expect,” “should,” “believe,” “project,” “objective,” “outlook,” “forecast,” “will likely result,” or “will continue” and similar expressions identify forward-looking statements. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in the forward-looking statements. The factors that may result in actual results differing from such forward-looking information include, but are not limited to: the Company’s ability to achieve the goals described in this release and other communications, including but not limited to, the Company’s ability to implement its strategic plan, maintain reduced operating costs, reduce indebtedness and sell real estate at projected values as
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Central Parking Corporation Reports Fourth Quarter and Fiscal 2006 Results

December 14, 2006
well as continued improvement in same store sales, which is dependent on improvements in general economic conditions and office occupancy rates; the loss or renewal on less favorable terms, of management contracts and leases; the timing of pre-opening, start-up and break-in costs of parking facilities; the Company’s ability to cover the fixed costs of its leased and owned facilities and its overall ability to maintain adequate liquidity through its cash resources and credit facilities; the Company’s ability to comply with the terms of the Company’s credit facilities (or obtain waivers for non-compliance); interest rate fluctuations; acts of war or terrorism; changes in demand due to weather patterns and special events including sports events and strikes; higher premium and claims costs relating to the Company’s insurance programs, including medical, liability and workers’ compensation; the Company’s ability to renew and obtain performance and surety bonds on favorable terms; the impact of claims and litigation; and increased regulation or taxation of parking operations and real estate.
     Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events. Additional information is provided in our Annual Report on Form 10-K for our fiscal year ended September 30, 2006, filed with the Securities and Exchange Commission and in other filings with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.
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CPC Reports Fourth Quarter and Fiscal 2006 Results

December 14, 2006
Central Parking Corporation and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
Amounts in thousands, except per share data

	QTD ended September 30,		YTD ended September 30,
	2006	2005	2006	2005
Revenues:
Parking	$128,182	$131,754	$522,547	$537,712
Management contracts and other	32,387	29,703	119,006	115,053

	160,569	161,457	641,553	652,765
Reimbursement of management contract expenses	124,293	121,628	467,882	452,287

Total revenues	284,862	283,085	1,109,435	1,105,052

Costs and expenses:
Cost of parking	118,858	123,530	478,376	491,781
Cost of management contracts	11,028	15,609	47,509	60,262
General and administrative	18,781	21,124	79,629	82,952

	148,667	160,263	605,514	634,995
Reimbursed management contract expenses	124,293	121,628	467,882	452,287

Total costs and expenses	272,960	281,891	1,073,396	1,087,282
Property-related gains (losses), net	5,603	37,655	31,900	53,596
Impairment loss on goodwill	—	—	—	(454)

Operating earnings	17,505	38,849	67,939	70,912

Other income (expenses):
Interest income	234	1,380	1,238	4,739
Interest expense	(3,565)	(3,974)	(15,708)	(17,891)
(Loss) gain on derivative instruments	(824)	2,134	(1,172)	3,006
Equity in partnership and joint venture income (loss)	435	(103)	1,234	(474)

Earnings from continuing operations before minority interest and income taxes	13,785	38,286	53,531	60,292
Minority interest	(212)	(138)	(1,014)	(1,327)

Earnings from continuing operations before income taxes	13,573	38,148	52,517	58,965
Income tax expense	(4,836)	(20,016)	(19,068)	(26,906)

Earnings from continuing operations	8,737	18,132	33,449	32,059

Discontinued operations, net of tax	289	(8,947)	(5,585)	(17,789)

Net earnings (loss)	$9,026	$9,185	$27,864	$14,270

Basic earnings (loss) per share:
Earnings from continuing operations	$0.27	$0.50	$1.03	$0.88
Discontinued operations, net of tax	0.01	(0.25)	(0.17)	(0.49)

Net earnings (loss)	$0.28	$0.24	$0.86	$0.39

Diluted earnings (loss) per share:
Earnings from continuing operations	$0.27	$0.49	$1.03	$0.87
Discontinued operations, net of tax	0.01	(0.25)	(0.17)	(0.48)

Net earnings (loss)	$0.28	$0.24	$0.86	$0.39

Weighted average shares used for basic per share data	32,093	36,663	32,258	36,603
Effect of dilutive common stock options	332	220	241	139

Weighted average shares used for dilutive per share data	32,425	36,883	32,499	36,742

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CPC Reports Fourth Quarter and Fiscal 2006 Results

December 14, 2006
Central Parking Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited)
Amounts in thousands

	September 30,	September 30,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$44,689	$26,055
Management accounts receivable	47,747	51,931
Accounts receivable — other	13,406	15,537
Current portion of notes receivable	3,913	5,818
Prepaid expenses	12,306	8,630
Assets held for sale	6,682	49,048
Refundable income taxes	3,817	—
Deferred income taxes	10,003	19,949

Total current assets	142,563	176,968

Available for sale securities	4,909	4,606
Notes receivable, less current portion	10,569	10,480
Property, equipment and leasehold improvements, net	295,923	327,391
Contract and lease rights, net	71,995	80,064
Goodwill, net	232,056	232,443
Investment in and advances to partnerships and joint ventures	3,851	4,443
Other assets	26,504	31,419

Total Assets	$788,370	$867,814

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$2,862	$1,764
Trade accounts payable	88,672	83,604
Accrued payroll and related costs	16,095	17,263
Accrued expenses	33,937	35,546
Management accounts payable	26,450	25,532
Income taxes payable	—	12,389

Total current liabilities	168,016	176,098

Long-term debt and capital lease obligations, less current portion	87,625	98,212
Subordinated convertible debentures	78,085	78,085
Deferred rent	21,547	22,113
Deferred income taxes	6,184	19,565
Other liabilities	20,388	21,152

Total liabilities	381,845	415,225

Minority interest	297	528
Shareholders’ equity:
Common stock	322	368
Additional paid-in capital	180,091	251,784
Accumulated other comprehensive income, net	3,398	3,432
	223,122	197,182
Other	(705)	(705)

Total shareholders’ equity	406,228	452,061

Total Liabilities and Shareholders’ Equity	$788,370	$867,814

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CPC Reports Fourth Quarter and Fiscal 2006 Results

December 14, 2006
Central Parking Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
Amounts in thousands

	YTD September 30,	YTD September 30,
	2006	2005 (Revised) (a)
Cash flows from operating activities:
Net earnings	$27,864	$14,270
Loss from discontinued operations	5,585	17,789

Earnings from continuing operations	33,449	32,059
Adjustments to reconcile earnings from continuing operations to net cash (used) provided by operating activities:
Depreciation and amortization	30,278	29,497
Equity in partnership and joint venture (income) loss	(1,234)	474
Distributions from partnerships and joint ventures	1,404	2,092
Loss on impairment of goodwill	—	454
Property-related gains, net	(31,900)	(53,596)
Loss (gain) on derivative instruments	1,172	(3,006)
Stock-based compensation	582	—
Tax benefit related to stock option exercises	(254)	—
Deferred income taxes	(3,434)	(4,088)
Minority interest	1,014	1,327
Changes in operating assets and liabilities:
Management accounts receivable	5,052	(8,368)
Accounts receivable — other	2,336	(955)
Prepaid expenses	(3,510)	4,402
Other assets	(4,295)	(9,313)
Trade accounts payable, accrued expenses and other liabilities	(551)	13,634
Management accounts payable	613	884
Deferred rent	(566)	(2,337)
Refundable income taxes	(3,815)	1,461
Income taxes payable	(12,313)	12,527

Net cash (used) provided by operating activities — continuing operations	14,028	17,148
Net cash used by operating activities — discontinued operations	(16,091)	(13,914)

Net cash (used) provided by operating activities	(2,063)	3,234

Cash flows from investing activities:
Proceeds from disposition of property and equipment	75,181	80,799
Purchase of equipment and leasehold improvements	(12,018)	(12,279)
Distributions from partnerships and joint ventures	885	—
Other investing activities	1,195	32,484

Net cash provided by investing activities — continuing operations	65,243	101,004
Net cash provided by investing activities — discontinued operations	40,570	742

Net cash provided by investing activities	105,813	101,746

Cash flows from financing activities:
Dividends paid	(1,924)	(2,129)
Net borrowings under revolving credit agreement	(4,334)	7,062
Proceed from issuance of notes payable, net of issuance costs	910	8,417
Principal repayments on long-term debt and capital lease obligations	(7,381)	(121,367)
Payment to minority interest partners	(909)	(937)
Repurchase of common stock	(75,325)	—
Tax benefit related to stock option exercises	254	—
Proceeds from issuance of common stock and exercise of stock options	3,004	2,334

Net cash used by financing activities — continuing operations	(85,705)	(106,620)
Net cash used by financing activities — discontinued operations	—	—

Net cash used by financing activities	(85,705)	(106,620)

Foreign currency translation	589	67

Net increase in cash and cash equivalents	18,634	(1,573)
Cash and cash equivalents at beginning of period	26,055	27,628

Cash and cash equivalents at end of period	$44,689	$26,055

(a)	The Company has disclosed in the consolidated statements of cash flows the operating, investing and financing portions of the cash flows attributable to its discontinued operations which prior periods were reported on a combined basis in a single amount. As a result, the 2005 consolidated cash flow statement has been labeled as revised.
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CPC Reports Fourth Quarter and Fiscal 2006 Results

December 14, 2006
Key Financial Metrics
(Includes continuing and discontinued operations)
(In thousands)

	QTD Ended September 30,		YTD Ended September 30,
	2006	2005	2006	2005
Net earnings	$9,026	$9,185	$27,864	$14,270
Interest expense (includes (loss) gain on derivative instruments)	4,389	1,851	16,912	14,943
Income tax expense	6,187	17,875	24,333	23,734
Depreciation/amortization	6,734	6,876	27,883	27,328
Minority interest	210	148	1,014	1,415

EBITDA	$26,546	$35,935	$98,006	$81,690

In addition to disclosing financial results prepared in accordance with U.S. generally accepted accounting principles, the Company discloses information regarding EBITDA. EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation/amortization and minority interest. The Securities and Exchange Commission (“SEC”) adopted new rules concerning the use of non-GAAP financial measures. As required by the SEC, the Company provides the above reconciliation to net earnings which is the most directly comparable GAAP measure. The Company presents EBITDA as it is a common alternative measure of performance which is used by management as well as investors when analyzing the financial position and operating performance of the Company. As EBITDA is a non-GAAP financial measure, it should not be considered in isolation or as a substitute for net earnings or any other GAAP measure. Because EBITDA is not calculated in the same manner by all companies, the Company’s definition of EBITDA may not be consistent with that of other companies.

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